                                                               EXHIBIT 10.36


                            GUARANTY OF OBLIGATIONS
                       (Acquisition Agreement and Lease)


                   The undersigned, BALANCED CARE CORPORATION, a Delaware corporation ("Guarantor"), as a material and necessary inducement to HCPI TRUST, a Maryland real estate investment trust ("HCPI"), to (i) acquire certain property (the "Property") pursuant to a Contract of Acquisition, dated as of March 21,1996, with BCC At Mt. Pines, Inc., a Delaware corporation and a wholly-owned subsidiary of Guarantor ("BCC"), as seller (as the same may be amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement") and (ii) enter into a Lease, of even date herewith, with BCC covering the Property (as the same may be amended, supplemented or otherwise modified from time to time, the "Lease"), hereby agrees as follows:

                   1. Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to HCPI:

                      (a) the payment when due of all costs, expenses, fees, and other sums payable by BCC under each of the Acquisition Agreement and the Lease (collectively, the "Documents") and the full, faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by BCC under the Documents, including, without limitation, any and all indemnification and insurance obligations and all obligations to operate, repurchase, rebuild, restore or replace the Property or any facilities or improvements now or hereafter constituting a portion of the Property; and


                      (b) the payment, on demand, of any fees, costs and charges of enforcement of the Documents and the preservation and protection of Property and collateral from BCC, if any, which would be owing by BCC under clause (a) above, but for the effect of the federal Bankruptcy Code or any other applicable insolvency laws or laws of similar effect.

The foregoing obligations are hereafter collectively referred to as the "Guaranteed Obligations." The Guaranteed Obligations shall not be reduced by any payments or performance made by any other guarantor or surety, the retention or receipt of any collateral, letter of credit or bond securing or otherwise supporting the Guaranteed Obligations, or the receipt of any proceeds thereof. In the event of the failure of BCC to pay or perform any of the Guaranteed Obligations when due, Guarantor shall forthwith pay or perform the same, as applicable, and pay all damages that may result from the non-payment or non-performance thereof to the full extent provided under the Documents. Guarantor acknowledges that the Guaranteed Obligations may exceed the payment or performance obligations of BCC under the Documents. Payment by Guarantor shall be made to HCPI in inunediately available federal funds to an account designated by HCPI.



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                   2. Guarantor represents and warrants that:

                      (a) this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

                      (b) Guarantor is solvent, has timely and accurately filed all tax returns required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or subject to any judgment, audit, order, decree, rule or regulation of any Governmental Authority (as defined in the Development Agreement) which would, in each case or in the aggregate, adversely affect Guarantor's condition, financial or otherwise, or Guarantor's prospects, or the transactions contemplated under the Documents;

                      (c) no consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority is required for the due execution and delivery by Guarantor of this Guaranty, or for the performance by or the validity or enforceability hereof against Guarantor;

                      (d) there are no actions, proceedings or investigations, including eminent domain or condemnation proceedings, pending or threatened, against or affecting Guarantor, seeking to enjoin, challenge or collect damages in connection with the transactions contemplated under the Documents which could reasonably be expected to materially and adversely affect the financial condition or operations of Guarantor;

                      (e) Guarantor has delivered to HCPI copies of its audited financial statements for the period(s) ending December 31, 1995. Such financial statements are true, correct and complete in all material respects, have been prepared from and in accordance with the books and records of Guarantor and fairly present the financial position of Guarantor at the date(s) and for the period(s);

                      (f) there has been no material adverse change in the financial condition of Guarantor from that disclosed in its financial statements described in Section 2(e) above; and

                      (g) neither this Guaranty nor any certificate, statement or other document furnished or to be furnished to HCPI by or on behalf of Guarantor in connection with the transactions contemplated under the Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.




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3. Guarantor hereby unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless HCPI from and against any and all loss, cost or expense, including costs and reasonable legal fees, arising from the breach or violation of any representation or warranty of Guarantor hereunder.




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4. In such manner, upon such terms and at such times as HCPI in its sole discretion deems necessary or expedient, and without notice to or consent by Guarantor, which notice and consent are hereby expressly waived by Guarantor, HCPI may alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Guaranteed Obligation; extend, amend or terminate the Documents; release BCC or any other party to a Document by consent to any assignment (or otherwise) as to all or any portion of the Guaranteed Obligations; release, substitute or add any one or more guarantors or lessees; accept additional or substituted security for any Guaranteed Obligation; or release or subordinate any security for any Guaranteed Obligation. No exercise or non-exercise by HCPI of any right hereby given HCPI, no neglect or delay in connection with exercising any such right, no dealing by HCPI with BCC, any other guarantor or any other person, and no change, impairment, release or suspension of any right or remedy of HCPI against any person, including BCC and any other guarantor or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse or right of offset against HCPI. If HCPI has exculpated BCC or any other party to a Document from liability in whole or in part and/or agreed to look solely to the Property, any security for the Guarantor's Obligations or any other asset for the satisfaction of the Guaranteed Obligations, such exculpation and/or agreement shall not affect the obligations of Guarantor hereunder, it being understood that Guarantor's obligations hereunder are independent of the obligations of BCC, any other guarantor and any other party to a BCC Document, and are to be construed as if no such exculpation or agreement had been given to BCC, any other guarantor or any other party to a BCC Document. It is further understood and agreed that if any such exculpation or agreement has been or at any time hereafter is given to BCC, any other guarantor or any other party to a BCC Document, HCPI has done or will do so in reliance upon the agreement of Guarantor expressed herein.

                   5. In addition to and without derogation of or limitation on any liens and rights of set-off given to HCPI by law against any property of BCC, Guarantor and any other guarantor or other person, HCPI shall have a general lien on and security interest in and a right of set-off against all property of Guarantor now or hereafter in the possession of or under the control of HCPI, whether held in a general or special account, on deposit, held for safekeeping or otherwise in the possession of or under the control of HCPI. Each such lien, security interest and right of set-off may be enforced or exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by HCPI in writing and shall not be deemed waived by any conduct of HCPI, by any failure of HCPI to exercise any such right of set-off or to enforce any such lien or security interest or by any neglect or delay in so doing.

                   6. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provision, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require HCPI to proceed against BCC, any other guarantor or any other person or to proceed against or exhaust any security held by HCPI at any time or to pursue any other remedy in HCPI's power before proceeding against




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Guarantor; (1)) any defense that may arise by reason of the incapacity, lack of authority, insolvency, bankruptcy, death or disability of any other guarantor or other person or the failure of HCPI to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other guarantor or other person; (c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of BCC or any other party to a BCC Document, or any creditor thereof, or on the part of any other guarantor or other person under any other instrument in connection with any obligation or evidence of indebtedness held by HCPI or in connection with any Guaranteed Obligation; (d) any defense based upon an election of remedies by HCPI which destroys or otherwise impairs any subrogation rights of Guarantor or any right of Guarantor to proceed against BCC or any other party to a Document for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of HCPI to disclose to Guarantor any facts HCPI may now or hereafter know about BCC or any other party to a BCC Document, regardless of whether HCPI has reason to/believe that any such fact materially increases the risk beyond that which Guarantor intends to assume or has reason to believe that any such fact is unknown to Guarantor or has a reasonable opportunity to communicate such fact to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of BCC and all other parties to a Document and of all circumstances bearing on the risk of non-payment or non-performance of any Guaranteed Obligation; (g) any defense arising because of HCPI's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111 (b)(2) of the federal Bankruptcy Code; (h) any defense based upon the validity or enforceability of, or change in, this Guaranty, or any of the Documents; (i) any defense or rights arising under any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law or requirement, which may delay, prevent or otherwise affect the performance by Guarantor of any of the Guaranteed Obligations; (j) diligence, presentment and demand; (k) any requirement to mitigate any damages resulting from any default under any of the Documents; and (l) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code. Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives any and all benefits which might otherwise be available to guarantors under the laws of the Commonwealth of Pennsylvania, in each instance to the extent such laws, or any one of them, are applicable to this Guaranty, the Documents or any of the Guaranteed Obligations.

                   7. Until all of the Guaranteed Obligations have been satisfied and discharged in full, Guarantor shall not exercise its right of subrogation and Guarantor hereby waives any right to enforce any remedy which HCPI now has or may hereafter have against BCC, any other guarantor or any other party to a Document and any benefit of, and any right to participate in, any security or other assets now or hereafter held by HCPI with respect to any of the Documents.

                   8. All existing and future indebtedness and other obligations to Guarantor of BCC and each other party to a Document and the right of Guarantor to withdraw any capital invested by Guarantor in BCC is hereby subordinated to the Guaranteed Obligations.



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From and after the occurrence of any event of default under any BCC Document, no portion of such subordinated indebtedness or capital shall be paid or withdrawn, nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital, without the prior written consent of HCPI. At HCPI's request, Guarantor shall cause BCC or such other party to pay to HCPI all or any part of such subordinated indebtedness or capital which Guarantor is entitled to withdraw for application by HCPI to the Guaranteed Obligations. Any payment of such subordinated indebtedness and any capital which Guarantor is entitled to withdraw which is received by Guarantor after receipt of the above-referenced request shall be received by Guarantor in trust for HCPI, and Guarantor shall cause the same to be paid immediately to HCPI on account of the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty.

                   9. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims which Guarantor may have against BCC or any other party to a Document or relating to any indebtedness or obligations of BCC or any other party to a Document to Guarantor and will assign to HCPI all rights of Guarantor thereunder. If Guarantor does not file any such claim, HCPI, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in HCPI's discretion, to assign the claim to a nominee and to cause a proof of claim to be filed in the name of HCPI's nominee. The foregoing power of attorney is coupled with an interest and is irrevocable. HCPI or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to HCPI the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to HCPI all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that HCPI receives cash in full or property acceptable to HCPI by reason of such payment or distribution. If HCPI receives anything under this Guaranty other than cash in full or property acceptable to HCPI, the same shall be held as collateral for amounts due under this Guaranty.

                   10. With or without notice to Guarantor, HCPI, in HCPI's sole discretion and at any time and from time to time and in such manner and upon such terms as HCPI deems fit, may (a) apply any or all payments or recoveries from BCC or from any other guarantor or party to a Document or realized from any security, in such manner and order of priority as HCPI may determine, to any indebtedness or obligation of BCC with respect to the Documents, whether or not such indebtedness or obligation is a Guaranteed Obligation or is otherwise secured or is due at the time of such application, and (b) refund to BCC any payment received by HCPI under any of the Documents.

                   11. The amount of Guarantor's liability and all rights, powers and remedies of HCPI hereunder and under any other agreement now or at any time hereafter in force between HCPI and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness or other obligation of BCC to HCPI, shall be




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cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to HCPI by law. This Guaranty is in addition to and exclusive of any other guaranty of the Guaranteed Obligations, including, without limitation, any other guaranty.

                   12. The obligations of Guarantor hereunder are primary, direct and independent of the obligations of BCC and any other party to a BCC Document, including, without limitation, any other guarantor, and, in the event of any default under any of the Documents following the expiration of any grace period, a separate action or actions may be brought and prosecuted against Guarantor, whether or not BCC or any other party to a BCC Document, including, without limitation, any other guarantor, is joined therein or a separate action or actions are brought against BCC or any other party to a BCC Document, including, without limitation, any other guarantor. HCPI may maintain successive actions for other defaults. HCPI's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Guaranteed Obligations have been paid in full in cash or performed in full.

                   13 Guarantor shall pay to HCPI reasonable attorneys' fees and all costs and other expenses which HCPI expends or incurs in collecting or compromising or enforcing payment or performance of the Guaranteed Obligations or in enforcing this Guaranty, whether or not suit is filed, including, without limitation, all reasonable attorneys' fees and all costs and other expenses expended or incurred by HCPI in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affects the exercise by HCPI of its rights and remedies hereunder.

                   14. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion hereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions hereof shall continue in full force and effect.

                   15. This Guaranty shall inure to the benefit of HCPI, its successors and assigns, including, without limitation, the assignees of any of the Guaranteed Obligations, and any subsequent owners or encumbrancers of the Property, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor, whether by operation of law or otherwise; provided, however, that Guarantor may not, without HCPI's prior written consent, which such consent may be granted or withheld in HCPI's sole discretion, assign or transfer any of its rights, powers, duties or obligations hereunder. This Guaranty may be assigned by HCPI with respect to all or any portion of the Guaranteed Obligations to any subsequent owners or encumbrancers of the Property. When so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any of the Guaranteed Obligations retained by HCPI.




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I
                   16. No provision of this Guaranty or right of HCPI hereunder can be waived in whole or in part, nor can Guarantor be released from its obligations hereunder, except by a writing duly executed by an authorized officer of HCPI.

                   17. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The term "BCC," as used herein, shall mean the party herein so named and its successors and assigns, whether by operation of law or otherwise, including, without limitation, a debtor in possession under Chapter 11 of the federal Bankruptcy Code and any other person at any time assuming or succeeding to all or substantially all of the Guaranteed Obligations.

                   18. Guarantor represents and warrants that the value of the consideration received, and to be received, by Guarantor in connection with the transactions contemplated under the Documents is worth at least as much as the liabilities and obligations of Guarantor under this Guaranty, and that such liabilities and obligations are expected to benefit Guarantor either directly or indirectly.

                   19. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. Guarantor hereby (a) irrevocably submits to the jurisdiction of the state and federal courts of the Commonwealth of Pennsylvania and consent to service of process in any legal proceeding arising out of, or in connection with, this Guaranty, by any means authorized by Pennsylvania law; (b) irrevocably waives, to the fullest extent permifled by law, any objection which Guarantor may now or hereafter have to the laying of venue of any litigation arising out of, or in connection with, this Guaranty, brought in the state courts of Allegheny County, Commonwealth of Pennsylvania, or in the United States District Court for the District in which such County is located; and (c) irrevocably waives any claim that any litigation brought in any such court has been brought in an inconvenient forum.

                   20. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. GUARANTOR HEREBY EXPRESSLY WMVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF HCPI AND GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY



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AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT HCPI MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                   Guarantor's Initials:     BB
                                          ---------


                   21. Except as provided in any other written agreement now or at any time hereafter in force between UCPI and Guarantor, this Guaranty sh~ constitute the entire agreement of Guarantor with HCPI with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon HCPI or Guarantor unless expressed herein.

                   22. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against BCC, any other party to a Document or Guarantor for liquidation or reorganization, in the event Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of BCC, any other party to a Document or Guarantor, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by HCPI, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                   24. Guarantor will from time to time promptly execute and deliver all further instruments and take all further action that may be necessary or desirable, or that HCPI may reasonably request, in order to enable HCPI to exercise and enforce its rights and remedies under this Guaranty or to carry out the provisions and purposes hereof.

                   25. Any notice, demand and other communication hereunder shall be given in accordance with the provisions therefor set forth in the Lease, except that for purposes of this Guaranty the address for notice for Guarantor is set forth below its signature hereto.





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


                   EXECUTED as of this 21st day of March, 1996.


                                       "Guarantor"

                                  BALANCED CARE CORPORATION, a
                                  Delaware corporation



                                  By: /s/ Brian L. Barth
                                      ---------------------------
                                  HS: Vice President
                                      ---------------------------
                                  ADDRESS FOR NOTICES:


                                  3507 Market Street, Suite 202
                                  Camp Hill, Pennsylvania 17011
                                  Fax:   (717) 731-9179
                                  Attn:  Brad Hollinger, President



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